                       SEPARATION AND MUTUAL RELEASE AGREEMENT
                                       BETWEEN
                                   GARY S. GLATTER
                                         AND
                             PENTEGRA DENTAL GROUP, INC.


    PENTEGRA DENTAL GROUP, INC. ("Employer") and GARY S. GLATTER ("Employee") (Employer and Employee are hereinafter sometimes referred to as the "Parties") make this Separation and Mutual Release Agreement (this "Agreement").

         Whereas, Employee is currently employed by Employer pursuant to the terms of a certain Employment Agreement dated July 1, 1997, as amended by an Amendment also dated July 1, 1997 (referred to herein as the "Employment Agreement");

         Whereas, Employee and Employer are parties to a certain Incentive Stock Option Agreement dated March 24, 1998 (referred to herein as the "Option Agreement");

         Whereas, Employer and Employee are parties to an Indemnity Agreement dated March 30, 1998 (referred to herein as the "Indemnity Agreement");

         Whereas, the Parties desire an amicable termination of Employee's service and their mutual obligations under the Employment Agreement;

         Whereas, it is the intent of the Parties that the Option Agreement be terminated;

         Now, therefore, for and in consideration of the promises made between them and for other good and valuable consideration, the Parties agree as follows:

    1. RESIGNATION. Employee hereby resigns (i) his employment and each office he holds with Employer (including without limitation his offices as President and Chief Executive Officer of Employer) and any position held by Employee in subsidiaries and affiliates of Employer and (ii) as a director of Employer and each of its subsidiaries effective at the later to occur of the close of business on November 13, 1998 or the time at which the payment called for by paragraph 3(a) hereof is placed into escrow (the "Effective Date").

    2. RELEASE FROM EMPLOYMENT AGREEMENT. In consideration of the mutual promises contained herein, Employer and Employee agree to release each other from any and all liability under the Employment Agreement or otherwise arising from the employment relationship, and enter this Agreement.

    3.   PAYMENT.

         (a) In consideration of Employee executing this Agreement, giving Employer the covenant not to solicit employees of Employer or any of its affiliates or subsidiaries, and not to compete in specified ways, and an agreement to maintain the secrecy of all confidential and trade secret information (as hereinafter described and defined in paragraphs 6 through 8 below), and in settlement of any obligation to pay severance pay which Employer may owe to Employee, Employee will receive a lump sum cash payment of $350,000 (the "Severance Payment"). Employer will withhold, as employee taxes, from the Severance Payment an aggregate of $33,075 that must be withheld to pay federal ($10,000), state ($18,000) and Medicare ($5,075) taxes. The Severance Payment (net of tax withholdings) will be placed in escrow by Employer pursuant to the terms of the Escrow Agreement in the form attached hereto as EXHIBIT A.

         (b) To the extent any taxes may be due on the amount paid pursuant to this Agreement, Employer shall pay related "employer taxes" and Employee shall pay related "employee taxes," such as federal income tax, social security tax and Medicare tax. Each Party hereto agrees to indemnify and hold the other Party harmless for any tax claims or penalties resulting from the failure by a Party to pay his designated taxes.

         (c) By execution of this Agreement, Employee acknowledges and agrees that for purposes of unemployment compensation benefits, the amount specified in subparagraph (a) of this paragraph constitutes wages in lieu of notice for the period from the Effective Date until the date 21 months following the Effective Date. Accordingly, Employee may not be eligible to receive unemployment compensation benefits during this period of time.

    4.   UNPAID SALARY AND BENEFITS.

         (a) Not conditioned upon execution of this Agreement, Employee will receive payment of all accrued but unpaid salary through the Effective Date. Employee will not receive payment for any accrued benefits.

         (b) Employee will have the option of continuing his group insurance for Employee and his dependents for a period of up to 18 months. Employer will pay for Employee's health insurance for himself and his dependents through December 31, 1999, or until Employee obtains other full-time employment, whichever is sooner.

         (c) With respect to expense reimbursements, the Parties agree as follows:

            (i) Employee will present to Employer his corporate American Express bill and Employer will pay the outstanding balance on Employee's corporate American Express account to the extent that items delineated in the invoice (a) were incurred by employees of Employer other than Employee or (b) were business expenses incurred by Employee. Employee agrees that he will not use his corporate American Express card after the close of business on the Effective Date;

           (ii) Employee will present to Employer Employee's cell phone invoice and Employer will pay the outstanding balance reflected on such invoice for service through the Effective Date, but only to the extent that the outstanding balance of such invoice does not exceed $750; and

          (iii) Employee will present to Employer and Employer will pay the outstanding balance on invoices rendered to Employee by MCI for conference calls related to Employer's business.

    5.   OPTION AGREEMENT AND BONUS.

         (a) The Parties agree that the Option Agreement, which covers, in the aggregate, 333,333 shares of the common stock of Employer (the "Common Stock"), is terminated as of the Effective Date. Employee represents and acknowledges that, other than the Option Agreement, he and Employer do not have any agreements with each other relating to options to purchase Common Stock and to the extent any such other agreements do exist they are canceled.

         (b) The Parties agree that no bonus payment is or will ever become due to Employee under the terms of the Employment Agreement.

    6. NONSOLICITATION OF EMPLOYEES. It is recognized and understood by the Parties hereto that the employees of Employer are an integral part of Employer's business, and that it is extremely important for Employer to use its maximum efforts to prevent the loss of such employees. It is therefore understood and agreed by the Parties that, because of the nature of the business of Employer, it is necessary to afford fair protection to Employer from the loss of any such employees. Consequently, as material inducement to Employer to pay Employee the sum specified in paragraph 3, Employee covenants and agrees that for a period commencing on the Effective Date of this Agreement and ending one year after the Effective Date of this Agreement, Employee shall not, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been an employee of Employer or any of its affiliates or subsidiaries at any time during the one-year period prior to such Effective Date of this Agreement or during the one-year period immediately following the Effective Date, whether for or on behalf of Employee or for any entity in which Employee shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor, stockholder, director, officer, employer, employee, servant, agent, representative or otherwise. Further, Employee covenants and agrees that for a period commencing on the Effective Date of this Agreement and ending one year after such Effective Date, Employee shall not, directly or indirectly, or through any other person, firm, or corporation, or in any capacity as described in this paragraph above, induce, or attempt to induce or influence any employee of Employer to terminate employment with Employer, when Employer or any of Employer's affiliates or subsidiaries desires to retain that employee's services.

    7. NONCOMPETITION. As a further material inducement to Employer to pay Employee the sum specified in paragraph 3, for a period of one year after the Effective Date Employee shall not solicit, interfere, or divert any then-existing business relationship of Employer, including any existing relationships with any dentists or dental practice management companies who came to Employee's attention as the result of Employee's relationship with Employer. Employee acknowledges that this noncompetition covenant is less onerous than the noncompetition provisions of the Employment Agreement; Employee further acknowledges that his release from the noncompetition provisions of the Employment Agreement constitutes good and valuable consideration for the agreements and covenants contained herein. Further, Employee acknowledges and agrees that he was a person of exceptional and unique knowledge, skill and ability in performing the tasks assigned while employed with Employer.

    8. CONFIDENTIAL INFORMATION. Employee acknowledges and agrees that he had access to certain confidential information, trade secrets and proprietary data of Employer by virtue of Employee's employment with Employer, and Employee's participation in Employer's activities and business. Employee acknowledges that he has a legal obligation, independent of this Agreement, to preserve the confidentiality of Employer's trade secrets and confidential information and return such information to Employer prior to the Effective Date. As a further material inducement to Employer to pay Employee the sum specified in paragraph 3, Employee agrees to maintain the secrecy of all confidential information (as hereinafter defined) and agrees not to disclose such confidential information to any person(s), employer(s), partnership(s), corporation(s) or other entity of any nature whatsoever, and agrees to maintain such confidential information in the strictest confidence and trust. "Confidential Information" means, in whatever form (tangible or intangible, including electronic data recorded or retrieved by any means), any and all trade secrets, confidential knowledge, proprietary data, and information owned by Employer, furnished by Employer to Employee, or developed by Employer or any affiliate, agent, contractor or employee of Employer and which relates to the business or activities of Employer, including strategic marketing plans, product development plans, cost or pricing information, vendor or supplier information, confidential customer information, information regarding proposed joint ventures, mergers, acquisitions, and other such anticipated or contemplated business ventures of Employer, and confidential financial information, technical specifications, diagrams, flow charts, methods, processes, procedures, discoveries, concepts, calculations, techniques, formulae, systems, production plans, designs, research and development plans, customer records and lists, manufacturing, financial and marketing know-how, copyrightable works and applications for registrations thereof, pending applications for letters patent of the United States and foreign countries, and any such that are issued, granted or published, in common law, state and federal rights relating to and under any trademarks, trade names or service marks (and also including any of the foregoing provided to Employee by or on behalf of Employer prior to the Effective Date of this Agreement). The term "Confidential Information" expressly excludes information which (1) was available to the public prior to the time of disclosure to, or discovery of production by Employee; (2) becomes available to the public through no act or omission of Employee; or (3) becomes available to Employee through or from a third party who is not under any obligation of confidentiality to Employer.

    9. INJUNCTIVE RELIEF. Employee further agrees and acknowledges that should he breach his obligation under paragraphs 6, 7, or 8, Employer will be entitled to enforce the provisions of this paragraph by seeking injunctive relief, in addition to recovering any monetary damages Employer may sustain as a result of such breach.

    10. UNDERSTANDING OF EMPLOYEE. EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH HEREIN ARE REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUSINESS

INTERESTS AND GOODWILL OF EMPLOYER AND ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS SET FORTH IN THIS AGREEMENT ARE NOT MEANT TO IMPAIR EMPLOYEE'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD OR FIELDS OF EMPLOYEE'S CHOICE, INCLUDING THOSE AREAS IN WHICH EMPLOYEE HAS BEEN EMPLOYED BY EMPLOYER BUT INSTEAD TO PROTECT THE CONFIDENTIALITY OF ITS CONFIDENTIAL INFORMATION, TRADE SECRETS, AND LEGITIMATE BUSINESS INTERESTS.

    11.  FURTHER RELEASES OF RELEASED PARTIES AND EMPLOYEE.

         (a) For and in consideration of the promises made in this Agreement, Employee agrees to RELEASE, ACQUIT AND FOREVER DISCHARGE Employer, its directors, officers, employees, agents, attorneys, affiliates, subsidiaries, stockholders, predecessors, transferees, trustees, assignees, insurers, and all other persons or entities affiliated with or in privity with any of them (collectively the "Released Parties") from any and all claims, demands, causes of action, debts, liens, judgments, damages or liabilities of any nature whatsoever, that arose prior to the Effective Date of this Agreement. The intent and purpose of this Agreement is to release and discharge all claims, demands and causes of action, whether known or unknown, unless otherwise expressly excluded by this Agreement and excluding any breach of this Agreement. The release of liabilities is intended to include, but not be limited to, the following: any and all claims arising from Employee's Employment Agreement and employment with any of the Released Parties or arising from the termination of that employment and Employment Agreement; any claims of violation of Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Fair Credit Reporting Act, or the Americans with Disabilities Act, any state antidiscrimination statute or any and all claims for breach of contract or wrongful discharge; any and all claims for defamation, damage to personal or business reputation, or impairment of economic opportunity; any and all claims for intentional or negligent infliction of emotional distress; any and all claims for loss of consortium, damage to family or business relationships, and any alleged breach of the covenant of good faith and fair dealing; any and all claims for an alleged breach of fiduciary duties or breach of corporate officer or director responsibilities; any and all claims for personal injury; any and all claims for tortious interference with contractual relationships or any other tortious conduct; any and all claims for reimbursement, bonus, commission or other incentives; any and all claims for employment discrimination including, but not limited to, any age discrimination claims brought under the Age Discrimination in Employment Act; any and all claims for injunctive or other equitable relief; any and all claims arising under federal, state or local statute, common law, regulation or ordinance; and any and all other clauses for compensatory, statutory, or punitive damages.

         (b) For and in consideration of the promises made in this Agreement, Employer agrees to release, acquit and forever discharge Employee from any and all claims, demands, causes of action, derivative suits, debts, liens, judgments, damages or liabilities of any nature whatsoever that arose prior to the Effective Date of this Agreement. The intent and purpose of this Agreement is to release and discharge all claims, demands and causes of action, whether known or unknown, unless otherwise expressly excluded by this Agreement and excluding any breach of this Agreement. The release of liabilities is intended to include, but not be limited to, the following: any and all claims arising from Employee's employment with any of the Released Parties; any and all claims for an alleged breach of fiduciary duties or breach of corporate officer or director responsibilities, including, without limitation, all matters concerning Employer's public offerings of common stock and convertible debt; any and all claims for tortious interference with contractual relationships or any other tortious conduct; claims for back wages, future wages, bonuses, reinstatement, accrued vacation benefits and sick time, any and all claims for injunctive or other equitable relief; any and all claims arising under federal, state, or local statute, common law, regulation or ordinance; and any and all other claims for compensatory, statutory, or punitive damages.

    12. NONDISPARAGEMENT AND REFERENCES. Employee and the Released Parties further promise and agree that they will not damage, or attempt to damage, the business reputation or goodwill of each other. The Released Parties further agree that should any third party contact them for reference information concerning Employee, the Released Parties will express a favorable opinion of Employee's performance while employed by Employer. Employer will not use Employee's name in any press release, annual report, proxy statement or other documents that will receive widespread public circulation without Employee's prior consent or, in the absence of such consent, without the advise of outside counsel to Employer that the use of Employee's name is legally required.

    13.  INDEMNITIES AND ASSURANCES.

         (a) It is understood and agreed that the releases of liability described in this Agreement are material provisions of this Agreement. Accordingly, Employee and Employer, covenant and promise not to sue or otherwise pursue legal action against the other with respect to any released claim, demand or cause of action, and further covenant and promise to indemnify and defend the other from any and all such claims, demands and causes of action, including the payment of reasonable costs and attorneys' fees. Employee agrees that should any legal action be pursued on his behalf by any person or other entity against Employer regarding the claims released in paragraph 11, Employee will not accept recovery from such action, will assign any recovery to Employer, and agrees to indemnify Employer against such claims and any assessment of damages. Employer and its subsidiaries agree that should any legal action be pursued on their behalf by any person or other entity against Employee regarding the claims released in paragraph 11, they will not accept recovery from such action, will assign any recovery to Employer, and agree to indemnify Employee against such claims and assessment of damages.

         (b) The Indemnity Agreement shall survive the Effective Date and remain in full force and effect. In the event of a conflict between the terms of this Agreement and the terms of the Indemnity Agreement, the terms of the Indemnity Agreement shall control.

    14. NOTICE AND CURE. If Employee or Employer determine that the other has breached this Agreement, the non-breaching party will notify the party in breach of that fact in writing and the party in breach and will be afforded ten (10) days to cure the breach.

    15. RETURN OF PROPERTY. Employee acknowledges that, in addition to signing this Agreement, he agrees to return on the Effective Date to Employer any and all of Employer's property entrusted to him, such as (but not limited to) marketing plans and related information, product development plans and related information, trade secret information, pricing information, customer information, vendor information, financial information, telephone lists, computer software and hardware, keys, credit cards, vehicle, telephone, computer, and office equipment and that he will not retain copies of any Confidential Information.

    16. NO ADMISSION OF LIABILITY. The Parties understand and agree that neither the making of this Agreement nor the fulfillment of any condition or obligation of this Agreement constitutes an admission of any liability or wrongdoing on the part of the other or any Released Party from liability by this Agreement. All liability by either Party to the other has been and is expressly denied.

    17. FUTURE COOPERATION. Employee agrees that in all future litigation involving Employer for which Employer requests Employee's cooperation that he will fully cooperate with Employer subject to Employee's reasonable availability. In return for this cooperation, Employer agrees to pay Employee all reasonable costs incurred by Employee due to his cooperation and compensate him at the rate of $180 per hour (including travel) for such services. Employer agrees to pay Employee all such costs and compensation within thirty (30) days of receiving an appropriate invoice.

    18. LAW APPLICABLE AND SEVERABILITY. It is intended that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement of this Agreement is sought. The provisions of this Agreement shall be construed in accordance with the laws of the State of Arizona. In the event any term or condition or provision of this Agreement shall be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining terms, conditions and provisions of this Agreement shall remain in full force and effect to the extent permitted by law.

    19. STATEMENT OF FULL UNDERSTANDING. The Parties acknowledge by signing this Agreement that they have read this Agreement, that they fully understand it, that they have been advised by legal counsel, that they have not transferred, assigned or conveyed any of the claims, rights or entitlements covered by this Agreement, that they have had sufficient time to consider the terms of this Agreement, that they have received and relied on no representations, promises or inducements not otherwise expressed in this Agreement, and that they have signed this Agreement KNOWINGLY AND VOLUNTARILY AND WITH THE FULL UNDERSTANDING THAT THIS AGREEMENT AFFECTS THEIR LEGAL RIGHTS.

    20. ATTORNEY CONSULTATION. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, DANIEL A. BOCK, ABOUT THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT HE HAS HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THIS AGREEMENT AND THE MATTERS PROVIDED FOR HEREIN. EMPLOYEE HAS NOT RELIED UPON EMPLOYER OR ITS EMPLOYEES OR ADVISORS FOR SUCH PURPOSES.

    21. TIME TO REVIEW. Employee understands that this Agreement includes a release of claims arising under the Age Discrimination in Employment Act. Employee understands and warrants that he has been offered a period of twenty-one days to review and consider this Agreement. By his signature below, Employee warrants that he has been fully and fairly advised by his legal counsel as to the terms of this Agreement. Employee further warrants that he has used as much or all of his twenty-one day period as he wished before signing, and warrants that he has done so.

    22. REVOCATION AND NOTICE. Employee further warrants that he understands that he has until 5 p.m. (Arizona Time) on the seventh day following the execution of this Agreement to revoke this Agreement by notice in writing to Kimberlee K. Rozman, Senior Vice President and General Counsel, of Employer. Such notice shall be delivered to Ms. Rozman by facsimile at 214/953-5736 with a copy to Sam H. Carr, Senior Vice President and Chief Financial Officer by facsimile at 602/952-0544 and the original delivered by regular mail, return receipt requested to Ms. Rozman's attention at 901 Main Street, Suite 6000, Dallas, Texas 75202. This Agreement shall be binding, effective, and enforceable upon the Parties upon the expiration of this seven-day revocation period if Ms. Rozman has not received Employee's revocation.

    23. WAIVER AND AMENDMENT. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement. No waiver or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may not be amended except by writing signed by all Parties.

    24. PARAGRAPH HEADINGS. Paragraph headings are for ease of reading and do not alter the meaning of any terms of this Agreement.

    This document was signed to become effective on the 13th day of November, 1998.

                             /s/ Gary S. Glatter
                             ----------------------------------
                             Gary S. Glatter


                             PENTEGRA DENTAL GROUP, INC.

                             BY:
                                    /s/ Sam H. Carr
                                  ---------------------------------------------
                                  Sam H. Carr, Senior Vice President and Chief
                                  Financial Officer

                                      EXHIBIT A

                                   ESCROW AGREEMENT

                                      EXHIBIT A

                                   ESCROW AGREEMENT


    This Escrow Agreement (this "Agreement"), entered into effective as of the 13th day of November, 1998, by and among Pentegra Dental Group, Inc. ("Employer"), Gary S. Glatter ("Employee"), and Jackson Walker L.L.P., a Texas limited liability partnership (the "Escrow Agent"),

                                 W I T N E S S E T H:


    WHEREAS, Employer and Employee have entered into that certain Separation and Mutual Release Agreement dated November 13, 1998 (the "Separation Agreement"), pursuant to which, the parties have negotiated an amicable termination of Employee's service and their mutual obligations under the Employment Agreement between the Employer and Employee dated July 1, 1997, as amended by an Amendment also dated July 1, 1997 ( the "Employment Agreement"); and

    WHEREAS, in consideration of the Employee executing the Separation Agreement, and in settlement of any obligation to pay severance pay or any other amounts of pay which Employer may owe to Employee, Employee is entitled to receive a lump sum cash payment of $350,000, net of federal, state and Medicare taxes that Employer is obligated to withhold aggregating $33,075 (the "Severance Payment"); and

    WHEREAS, under the terms of the Separation Agreement, the Severance Payment is to be held in escrow by Escrow Agent until such time that the conditions set forth in this Agreement have been satisfied;

    NOW THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

    1. APPOINTMENT OF ESCROW AGENT. Employer and Employee hereby designate Jackson Walker L.L.P., as Escrow Agent, and Escrow Agent accepts such appointment for the purposes hereinafter set forth.

    2. DEPOSIT IN ESCROW. On the date of this Agreement, Employer shall deliver to Escrow Agent the Severance Payment ($316,925). The Severance Payment and interest earned thereon shall be distributed by Escrow Agent only in accordance with Section 3 below. Escrow Agent will place the Severance Payment in an interest bearing account of its choice.

    3. DISTRIBUTION FROM ESCROW. The Severance Payment and interest earned thereon shall be held in escrow under the terms of this Agreement and released by the Escrow Agent upon the following terms:

         (a) Upon the delivery of a written notice from Employee to both Employer and Escrow Agent (in the form of EXHIBIT A) indicating that Employee will not exercise his right under the Age Discrimination in Employment Act to revoke the Separation Agreement, with such delivery occurring at any time on or after November 23, 1998 but in no case later than November 29, 1998, the Escrow Agent shall deliver the Severance Payment to Employee by wire transfer to the address set forth in the notice.

         (b) In the event that prior to November 30, 1998 neither Escrow Agent nor Employer has received notice from Employee indicating that Employee will exercise his right under the Age Discrimination in Employment Act to revoke the Separation Agreement, Escrow Agent shall deliver the Severance Payment and interest earned thereon to Employee by wire transfer in accordance with the instructions set forth in the form of notice attached hereto as EXHIBIT A.

         (c) Except as provided above the Escrow Agent shall not release or make any disbursements of the Severance Payment. Upon disbursement of the Severance Payment in accordance with this Section 3, this Agreement shall be terminated and the Escrow Agent shall be released and discharged from any further obligations hereunder.

    4. LIABILITY OF THE ESCROW AGENT. The duties of the Escrow Agent hereunder shall be limited to the observance of the express provisions of this Agreement. The Escrow Agent shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement which it in good faith believes to be genuine and in conformity with the requirements of this Agreement. Except as expressly provided in this Agreement, the Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or the performance or failure of performance of any of Employer or Employee with respect to arrangements or contracts between them or with others. Anything in this Agreement to the contrary notwithstanding, the Escrow Agent shall not be liable to any person for anything which it may do or refrain from doing in connection with this Agreement, unless the Escrow Agent is guilty of gross negligence or willful misconduct.

    5.   INDEMNIFICATION OF THE ESCROW AGENT.     Employer and Employee shall
indemnify and hold the Escrow Agent, its employees, officers, agents, successors and assigns harmless from and against any and all loss, cost, damages or expenses (including reasonable attorneys' fees) it or they may sustain by reason of the Escrow Agent's service as escrow agent hereunder, except such a loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions by the Escrow Agent constituting gross negligence or willful misconduct.

    6.   REMEDIES OF THE ESCROW AGENT.

         (a) In the event of any dispute hereunder, or if conflicting demands or notices are made upon the Escrow Agent, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall have the right to (i) stop all further proceedings in, and performance of, this Agreement and instructions received hereunder; and/or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights with respect to the Severance Payment.

         (b) While any legal proceeding arising out of this Agreement is pending, the Escrow Agent shall have the right to stop all further proceedings in, and performance of, this Agreement and instructions received hereunder until all differences shall have been resolved by agreement or a final order.

         (c) The Escrow Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

    7. NOTICES. Unless otherwise expressly indicated, any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the second business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

          If to Employer:          Kimberlee K. Rozman
                                   Senior Vice President and General Counsel
                                   Pentegra Dental Group, Inc.
                                   901 Main Street, Suite 6000
                                   Dallas, Texas 75202
                                   fax #: (214) 953-5736


          with a copy to:          Sam H. Carr
                                   Senior Vice President and Chief Financial
                                   Officer
                                   Pentegra Dental Group, Inc.
                                   2999 N. 44th Street, Suite 650
                                   Phoenix, Arizona 85018
                                   fax #: (602) 952-0544

          with a copy to:          Daniel A. Bock
                                   Cruse, Firetag & Bock, P.C.
                                   5611 North 16th Street
                                   Phoenix, Arizona 85016
                                   fax #: (602) 241-1260

          If to Employee:          Gary S. Glatter
                                   11160 E. Cochise Ave.
                                   Scottsdale, Arizona 85259
                                   fax #: (602) 860-6679

          If to the Escrow Agent:  James S. Ryan, III
                                   Jackson Walker L.L.P.
                                   901 Main Street, Suite 6000
                                   Dallas, Texas 75201
                                   fax #: (214) 953-5736

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

     8. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

     9. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto except by Employer to an affiliate of Employer.

     10. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     11. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

     13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                              [Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   JACKSON WALKER L.L.P.


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------



                                   EMPLOYER


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------



                                   EMPLOYEE


                                    -----------------------------------
                                    Gary S. Glatter